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As filed with the Securities and Exchange Commission on July 29, 2004

Registration No: 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CEPHEID
(Exact Name of Registrant as Specified in its Charter)

California (State or Other Jurisdiction of Incorporation or Organization)	77-0441625 (I.R.S. Employer Identification No.)

904 Caribbean Drive
Sunnyvale, CA 94089-1302
(Address of Principal Executive Offices)

1997 STOCK OPTION PLAN (as amended)
2000 EMPLOYEE STOCK PURCHASE PLAN (as amended)
(Full Title of the Plans)

John L. Bishop
Chief Executive Officer
Cepheid
904 Caribbean Drive
Sunnyvale, CA 94086-1302
(Name and Address of Agent For Service)
 (408) 541-4191
(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Douglas N. Cogen
FENWICK & WEST LLP
275 Battery Street
San Francisco, CA 94111
Telephone: (415) 875-2300
Facsimile: (415)281-1350

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock	1,200,000	$8.97	$10,764,000	$1,363.80

(1)
Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)
Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant's Common Stock reported on the Nasdaq National Market on July 23, 2004.

        Explanatory Note:    This Registration Statement on Form S-8 relates to the issuance of up to 1,200,000 shares of the Company's Common Stock (the "Shares"). Of the Shares, 1,000,000 are issuable pursuant to an evergreen provision in the Company's 1997 Stock Option Plan, as amended, and 200,000 are issuable pursuant to an evergreen provision in the Company's 2000 Employee Stock Purchase Plan, as amended.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

        This registration statement on Form S-8 registers an aggregate of 1,200,000 additional shares of common stock automatically reserved for issuance upon exercise of stock options granted under the Registrant's 1997 Stock Option Plan, as amended, and 2000 Employee Stock Purchase Plan as amended, pursuant to the terms of each such plan. This registration statement on Form S-8 hereby incorporates by reference: (a) the contents of the Registrant's registration statement on Form S-8 (Registration No. 333-106181) filed with the Securities and Exchange Commission on June 17, 2003, (b) the contents of the Registrant's registration statement on Form S-8 (Registration No. 333-91472) filed with the Securities and Exchange Commission on July 28, 2002, (c) the contents of the Registrant's registration statement on Form S-8 (Registration No. 333-65844) filed with the Securities and Exchange Commission on July 25, 2001 and (d) the contents of the Registrant's registration statement on Form S-8 (Registration No. 333-41682) filed with the Securities and Exchange Commission on July 18, 2000.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 29th day of July 2004.

CEPHEID
By:	/s/ JOHN L. BISHOP John L. Bishop Chief Executive Officer

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POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints John L. Bishop and John R. Sluis his true and lawful attorneys in fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the registration statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ THOMAS L. GUTSHALL Thomas L. Gutshall	Chairman of the Board	July 29, 2004
/s/ JOHN L. BISHOP John L. Bishop	Chief Executive Officer and Director (Principal Executive Officer)	July 29, 2004
/s/ KURT PETERSEN Kurt Petersen, Ph.D.	President, Chief Technical Officer and Director	July 29, 2004
/s/ JOHN R. SLUIS John R. Sluis	Senior Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	July 29, 2004
/s/ CRISTINA H. KEPNER Cristina H. Kepner	Director	July 29, 2004
/s/ ROBERT J. EASTON Robert J. Easton	Director	July 29, 2004
/s/ DEAN O. MORTON Dean O. Morton	Director	July 29, 2004
/s/ HOLLINGS C. RENTON Hollings C. Renton	Director	July 29, 2004
/s/ MITCHELL D. MROZ Mitchell D. Mroz	Director	July 29, 2004
/s/ DAVID H. PERSING David H. Persing, M.D., Ph.D.	Director	July 29, 2004

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INDEX TO EXHIBITS

Item No.	Description of Exhibits
5.1	Opinion of Fenwick & West LLP
23.1	Consent of Ernst & Young LLP, Independent Auditors
23.2	Consent of Fenwick & West LLP (filed as part of Exhibit 5.1)
24.1	Power of Attorney (see signature page)

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REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS